                                                                  Exhibit 11 (a)

               EMONS TRANSPORTATION GROUP, INC. AND SUBSIDIARIES
                        EARNINGS PER SHARE CALCULATION




                                                                                                     Fully
                                                                                 Primary            Diluted
                                                                                   EPS                EPS
                                                                                 -------            -------
Three Months Ended September 30, 1997
-------------------------------------
   A.  Average number of common shares outstanding                               5,823,092          5,823,092
   B.  Average number of common share equivalents assuming
         conversion of options (calculated using the treasury method)              492,409            577,156
                                                                               ------------       ------------
   C.  Subtotal                                                                  6,315,501          6,400,248
   D.  Average number of common share equivalents assuming
         conversion of convertible preferred stock                               1,417,397          1,417,397
                                                                               ------------       ------------
   E.  Total average common share and common share equivalents                   7,732,898          7,817,645

   F.  Net income                                                               $  220,977         $  220,977
   G.  Preferred dividend requirements                                              55,121             55,121
                                                                               ------------       ------------
   H.  Earnings applicable to common stock                                      $  165,856         $  165,856
                                                                               ============       ============
   I.  Earnings per share - no conversion of preferred stock (H/C)              $     0.03         $     0.03 (1)
   J.  Earnings per share - assuming conversion of preferred stock (F/E)              0.03 (1)           0.03 (1)


Three Months Ended September 30, 1996
-------------------------------------
   A.  Average number of common shares outstanding                               5,709,623          5,709,623
   B.  Average number of common share equivalents assuming
         conversion of options (calculated using the treasury method)              460,119            559,020
                                                                               ------------       ------------
   C.  Subtotal                                                                  6,169,742          6,268,643
   D.  Average number of common share equivalents assuming
         conversion of convertible preferred stock                               1,512,207          1,512,207
                                                                               ------------       ------------
   E.  Total average common share and common share equivalents                   7,681,949          7,780,850

   F.  Net income                                                               $  175,547         $  175,547
   G.  Preferred dividend requirements                                              58,808             58,808
                                                                               ------------       ------------
   H.  Earnings applicable to common stock                                      $  116,739         $  116,739
                                                                               ============       ============
   I.  Earnings per share - no conversion of preferred stock (H/C)              $     0.02         $     0.02 (1)
   J.  Earnings per share - assuming conversion of preferred stock (F/E)              0.02 (1)           0.02 (1)



                      (1)  Not material or anti-dilutive.

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